Exhibit 10.1

Ministry of Land and Resources of People’s Republic of China

No. 313 Guotuzchubenzi (2006)

Filing Certificate for Auditing and Examination of Mineral Reserves Regarding Geological Exploration of Tibet Nima Dangxiongcuo Surface Lithium Brine

Auditing and Examination Center of Mineral Resources and Reserves of the Ministry of Land and Resources of China has submitted the auditing and examination report and related material regarding the Geological Exploration Report of Tibet Nima Dangxiongcuo Surface Lithium Brine. After examination according to the related regulations, we certify that the auditing and examination organization and its experts are qualified for the auditing and examination. The submitted auditing and examination material for mineral resources and reserves meets filing requirement of the Ministry of Land and Resources of China. We agree to put the report on records.

September 13, 2006

Seal of Reserve Auditing Filing Stamp

Of Ministry of Land and Resources of People’s Republic of China